Exhibit 10.2

Execution Version

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KODIAK GAS SERVICES, LLC

DATED AS OF APRIL1, 2024

THE LIMITED LIABILITY COMPANY INTERESTS IN KODIAK GAS SERVICES, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

KODIAK GAS SERVICES, LLC

This SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of April 1, 2024, by and among Kodiak Gas Services, LLC, a Delaware limited liability company (the “Company”), Kodiak Gas Services, Inc. (“PubCo”), and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on May 25, 2011;

WHEREAS, prior to the Initial Effective Time, the Company was governed by that certain Fifth Amended and Restated Limited Liability Company Agreement, dated as of February 8, 2019 (as amended, supplemented or modified prior to the Initial Effective Time, the “Existing LLC Agreement”);

WHEREAS, pursuant to the Burro Merger Agreement and this Agreement, at the Subsequent Effective Time PubCo will issue Preferred Stock and the Company will issue Units, in each case to the Electing Unitholders and Spartan Energy Holdco LLC (“Spartan”); and

WHEREAS, pursuant to the Burro Merger Agreement, (i) PubCo has agreed to cause the Existing LLC Agreement to be amended and restated in its entirety, as set forth herein, and (ii) PubCo, by its execution and delivery of this Agreement, is hereby admitted to the Company as the Managing Member, and shall have the rights and obligations as provided in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

(a)

credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

(b)	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided that, for purposes of this Agreement, (a) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Burro Blocker” means CSI Compressco Sub Inc.

“Burro Merger Agreement” means that certain Agreement and Plan of Merger, dated December 18, 2023, by and among Pubco, the Company, Kick Stock Merger Sub, LLC, Kick Unit Merger Sub, LLC, Kick GP Merger Sub, LLC, CSI Compressco LP, and CSI Compressco GP LLC (as amended or otherwise modified as of the date hereof.

“Burro Transactions” means the transactions contemplated by the Burro Merger Agreement and the ancillary documents in connection therewith.

“Burro Transactions Closing Date” means April 1, 2024.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Business Opportunities Exempt Party” is defined in Section 8.4.

“Call Election Notice” is defined in Section 4.6(f).

“Call Right” has the meaning set forth in Section 4.6(f).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.4.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” is defined in Section 4.6(a)(iv) and shall also include PubCo’s election to purchase Units for cash pursuant to an exercise of its Call Right set forth in Section 4.6(f).

“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (i) other than in the case of clause (ii) if the Common Stock trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (A) the number of shares of Common Stock that would have been received in such Redemption if a Cash Election had not been made and (B) the average of the volume-weighted closing price for a share of Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Common Stock; (ii) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Member in connection with a public offering, an amount of cash equal to the greater of the amount in clause (i) and the product of (A) the number of shares of Common Stock that would have been received in such Redemption if a Cash Election had not been made and (B) the price per share of Common Stock sold to the public in such public offering (reduced by the amount of any Discount associated with such share of Common Stock); and (iii) if the Common Stock no longer trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (A) the number of shares of Common Stock that would have been received in such Redemption if a Cash Election had not been made and (B) the fair market value of one share of Common Stock, as determined by the Managing Member in Good Faith (through its board of directors by a majority of its independent directors (within the meaning of the rules of the New York Stock Exchange)), that would be obtained in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller, with neither party having any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller.

“Certificate of Designation” means the Certificate of Designation of the Preferred Stock, as it may be amended from time to time.

“Change of Control Redemption” is defined in Section 4.6(g).

“Change of Control Redemption Date” is defined in Section 4.6(g).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Common Stock” means, as applicable, (a) the Common Stock, par value $0.01 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Common Stock or into which the Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Company” is defined in the preamble to this Agreement.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code (and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder) and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local law).

“Confidential Information” means ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, board minutes and materials, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business, in each case obtained by a Member from the Company or any of its Affiliates or representatives.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Covered Person” is defined in Section 7.4.

“Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of March 22, 2023, by and among the Company, JPMorgan Chase Bank, N.A., and the other parties thereto, as amended.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“Delay or Retraction Notice” is defined in Section 4.6(b)(ii).

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” has the meaning set forth in Section 7.8.

“Electing Unitholder” has the meaning set forth in the Burro Merger Agreement.

“Electing Unitholders’ Representative” means Spartan.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member in its Good Faith judgment shall deem appropriate, including the amount which the Company would receive in an all-cash sale of such property in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale).

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Frontier I Merger” has the meaning set forth in Section 3.1(a).

“Frontier II Merger” has the meaning set forth in Section 3.1(a).

“Frontier Mergers” has the meaning set forth in Section 3.1(a).

“GAAP” means U.S. generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)

the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)	the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)

the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)

if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to ARTICLE V.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Initial Effective Time” has the meaning set forth in the Burro Merger Agreement.

“Investment Company Act” is defined in Section 8.1(b).

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 11.1.

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Minority Member Redemption” is defined in Section 4.6(h).

“Minority Member Redemption Date” is defined in Section 4.6(h).

“Minority Member Redemption Notice” is defined in Section 4.6(h).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2.

“Permitted Transferee” means, with respect to any Member, (a) with respect to each Member that became a Member on the Burro Transactions Closing Date, (i) any Affiliate of such Member; and (ii) any partner, shareholder or member of such Member; (b) any successor entity of such Member; (c) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such Member or Relatives of such Member; and (d) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Preferred Stock” means, as applicable, (a) the Series A Preferred Stock, par value $0.01 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Series A Preferred Stock or into which the Series A Preferred Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Proceeding” is defined in Section 7.4.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)	any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)

any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)

in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

(d)

gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)	in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)

to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)

any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the preamble to this Agreement.

“PubCo Change of Control” means the occurrence of any of the following events or series of events after the Subsequent Effective Time:

(a)

any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding any Qualifying Owner) is or becomes the beneficial owner, directly or indirectly, of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities; or

(b)

there is consummated a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of PubCo immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c)

the stockholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s and the PubCo Subsidiaries’ assets on a consolidated basis, other than such sale or other disposition by PubCo of all or substantially all of PubCo’s and the PubCo Subsidiaries’ assets on a consolidated basis to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of PubCo in substantially the same proportions as their ownership of PubCo immediately prior to such sale.

Notwithstanding the foregoing, a “PubCo Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of PubCo immediately following such transaction or series of transactions.

“PubCo Subsidiary” means a Subsidiary of PubCo other than the Company and any Subsidiary of the Company.

“Qualifying Owners” means Frontier TopCo Partnership, L.P. and its Affiliates (other than PubCo or any of its Subsidiaries, including the Company) and their respective successors and permitted assigns.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Common Stock or Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(g)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Common Stock or Preferred Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock or Preferred Stock.

“Redeeming Member” is defined in Section 4.6(a)(i).

“Redemption” has the meaning set forth in Section 4.6(a)(i).

“Redemption Date” means (a) the later of (i) the date that is three (3) Business Days after the Redemption Notice Date and (ii) if the Company or PubCo has made a valid Cash Election with respect to the relevant Redemption, the first Business Day on which the Company or PubCo has available funds to pay the Cash Election Amount, which in no event shall be more than ten Business Days after the Redemption Notice Date, or (b) such later date (i) specified in the Redemption Notice or (ii) on which a contingency described in Section 4.6(a)(ii)(B) that is specified in the Redemption Notice is satisfied.

“Redemption Limits” is defined in Section 4.6(l).

“Redemption Notice” is defined in Section 4.6(a)(iii).

“Redemption Notice Date” is defined in Section 4.6(a)(iii).

“Registration Rights Agreement” means the Registration Rights Agreement, by and among PubCo, the Company and the Members, to be entered into concurrently with the closing of the Burro Transactions.

“Regulatory Allocations” is defined in Section 5.2(i).

“Relative” means, with respect to any natural person: (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Retraction Notice” is defined in Section 4.6(b)(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Spartan” is defined in the recitals to this Agreement.

“Subsequent Effective Time” has the meaning set forth in the Burro Merger Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Distributions” means distributions required to be made pursuant to Section 6.2.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any transfer, sale, assignment, pledge or hypothecation or other disposition (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (i) of any interest (legal or beneficial) in any Equity Securities of the Company, or (ii) of any equity or other interest (legal or beneficial) in any Member if the assets of such Member primarily consist of Units. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” is defined in Section 4.6(a)(iii)(D).

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.

“Units” means the Units issued hereunder and shall also include any equity security of the Company issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Winding-Up Member” is defined in Section 11.3(a).

“5-Year Minority Member Redemption” has the meaning set forth in Section 4.6(i).

“5-Year Minority Member Redemption Date” has the meaning set forth in Section 4.6(i).

“5-Year Minority Member Redemption Notice” has the meaning set forth in Section 4.6(i).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b)	all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)	all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d)

when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e)	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)	“or” is not exclusive;

(g)	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h)	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II.

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1 Formation. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3 Name. The name of the Company is “KODIAK GAS SERVICES, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4 Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is the initial registered office designated in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware is the initial registered agent designated in the Certificate of Formation, or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law.

Section 2.5 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6 Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with ARTICLE XI.

Section 2.8 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

ARTICLE III.

CLOSING TRANSACTIONS

Section 3.1 Restructuring Transactions.

(a)

Immediately following the Subsequent Effective Time, (i) Frontier Acquisition I, Inc., a Delaware corporation and wholly owned Subsidiary of PubCo, shall be merged with and into PubCo in accordance with Section 253 of the DGCL (the “Frontier I Merger”), with PubCo continuing as the surviving corporation of the Frontier I Merger, and (ii) Frontier Acquisition II, Inc., a Delaware corporation and wholly owned Subsidiary of PubCo, shall be merged with and into PubCo in accordance with Section 253 of the DGCL, (the “Frontier II Merger” and together with the Frontier I Merger, the “Frontier Mergers”), with PubCo continuing as the surviving corporation of the Frontier II Merger.

(b)

Effective as of the Subsequent Effective Time and after giving effect to the Frontier Mergers, (i) the Existing LLC Agreement shall be amended and restated and this Agreement shall be adopted and (ii) all of the membership interests in the Company prior to the adoption of this Agreement shall be recapitalized to consist solely of a single class of Units with the rights and privileges as set forth in this Agreement. After giving effect to the Burro Transactions and the Frontier Mergers, PubCo shall own a number of Units equal to the number of outstanding shares of Common Stock.

ARTICLE IV.

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1 Authorized Units; General Provisions With Respect to Units.

(a)

Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.3; solely to the extent they are in the aggregate substantially equivalent to a class of common stock of PubCo or class or series of preferred stock of PubCo, respectively; provided that, notwithstanding anything to the contrary in this Agreement, as long as there are any Members of the Company (other than PubCo or any PubCo Subsidiary), then no such new class or series of Units or Equity Securities may deprive such Members of, or dilute or reduce, the pro rata share of all Interests they would have received or to which they would have been entitled if such new class or series of Units or Equity Securities had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the pro rata share allocated to such new class or series of Units or Equity Securities and the number thereof issued by the Company. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b)	Each outstanding Unit shall be identical (except as provided in Section 4.3).

(c)

Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 4.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

(d)

Immediately after giving effect to the transactions contemplated by the Burro Merger Agreement and the Frontier Mergers, the total number of Units issued and outstanding and held by the Members is set forth on Exhibit A, which Exhibit A may be amended from time to time in accordance with the terms of this Agreement.

(e)

If, at any time after the Subsequent Effective Time, PubCo issues or disposes from treasury a share of its Common Stock (including pursuant to Section 4.6(b)(iii)) or any other Equity Security of PubCo (other than shares of Preferred Stock), (i) the Company shall concurrently issue to PubCo (or a PubCo Subsidiary) one Unit (if PubCo issues or disposes from treasury a share of Common Stock), or such other Equity Security of the Company (if PubCo issues or disposes from treasury Equity Securities other than Common Stock) corresponding to the Equity Securities issued or disposed from treasury by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo to be issued or disposed from treasury and (ii) PubCo shall concurrently contribute (directly or indirectly through a PubCo Subsidiary) to the Company (including pursuant to Section 4.6(b)(iii)) the net proceeds or other property received by PubCo (if any) for such share of Common Stock or other Equity Security; provided, however, that if PubCo issues or disposes from treasury any shares of Common Stock in order to acquire or fund the acquisition by PubCo from a Member (other than PubCo) of a number of Units (and corresponding shares of Preferred Stock) equal to the number of shares of Common Stock so issued or disposed of from treasury, then the Company shall not issue any new Units in connection therewith and, where such shares of Common Stock have been issued or disposed of from treasury for cash to fund such an acquisition, PubCo shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred to such Member as consideration for such acquisition. Notwithstanding the foregoing, this Section 4.1(e) shall not apply to the issuance and distribution to holders of shares of Common Stock and Preferred Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption or transfer of Units for Common Stock, such Common Stock will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. In addition, for the avoidance of doubt, if PubCo issues any Common Stock or other Equity Security for cash proceeds to fund or effect the direct or indirect acquisition by PubCo or a PubCo Subsidiary of any Person or the assets of any Person, then PubCo shall not be required to transfer such cash proceeds to the Company but instead PubCo shall contribute (or cause to be contributed) such Person or the material assets and liabilities of such Person to the Company or any of its Subsidiaries. Except pursuant to Section 4.6, (x) the Company may not issue any additional Units to PubCo or any PubCo Subsidiary unless substantially simultaneously therewith PubCo or a PubCo Subsidiary issues or disposes from its treasury an equal number of shares of Common Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any PubCo Subsidiary unless substantially simultaneously PubCo or a PubCo Subsidiary issues or disposes from its treasury, an equal number of shares of a class or series of Equity Securities of PubCo to another Person, which Equity Securities have substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company. If at any time PubCo or any PubCo Subsidiaries issues Debt Securities, PubCo or a PubCo Subsidiary shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by PubCo or a PubCo Subsidiary in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities. In the event any Equity Security outstanding at PubCo is exercised or otherwise converted and, as a result, any shares of Common Stock or other Equity Securities of PubCo are issued, (1) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, as applicable, and an equivalent number of Units or other Equity Securities of the Company shall be issued to PubCo as contemplated by the first sentence of this Section 4.1(e), and (2) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise.

(f)

Neither PubCo nor any PubCo Subsidiaries may redeem, repurchase or otherwise acquire (i) any shares of Common Stock (including upon forfeiture of any unvested shares of Common Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or a PubCo Subsidiary an equal number of Units for the same price per security or (ii) any other Equity Securities of PubCo (other than the acquisition of Preferred Stock in connection with the redemption, repurchase or other acquisition of Units), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or a PubCo Subsidiary an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) except pursuant to Section 4.6, any Units from PubCo or any PubCo Subsidiary unless substantially simultaneously PubCo or a PubCo Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Common Stock for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from PubCo or any PubCo Subsidiary unless substantially simultaneously PubCo or a PubCo Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Common Stock or other Equity Securities of PubCo consists (in whole or in part) of shares of Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner. Notwithstanding the foregoing, the Company may redeem Units from PubCo or a PubCo Subsidiary (x) for cash to fund any direct or indirect acquisition by PubCo or a PubCo Subsidiary of another Person or (y) for all or a portion of the stock or other equity interests of a Subsidiary of the Company; provided that, promptly after such redemption (and acquisition, if applicable), PubCo or such PubCo Subsidiary contributes or causes to be contributed, directly or indirectly, such acquired Person or former Subsidiary of the Company, or the material assets and liabilities of such acquired Person or former Subsidiary of the Company, to the Company or any of its Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.

(g)

The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock and Preferred Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Stock or Preferred Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(h)

Notwithstanding any other provision of this Agreement (including Section 4.1(e) and (g)), but subject to Section 4.1(a), if PubCo acquires or holds a material amount of cash in excess of the amount that will enable PubCo to meet its U.S. federal, state and local and non-U.S. tax or other reasonably anticipated monetary obligations, PubCo may, in its sole discretion, (i) contribute such excess cash amount to the Company in exchange for a number of Units (but only to the extent the Company actually receives cash therefor in an aggregate amount, or other property therefor with a Fair Market Value in an aggregate amount, or a combination thereof, equal to at least the Fair Market Value of such Units), and distribute to the holders of Common Stock shares of Common Stock that correspond economically to such Units, or (ii) take such other actions with respect to the capitalization of PubCo and the Company and to the one-to-one exchange ratio between Units and shares of Common Stock, as PubCo (in its capacity as Managing Member) in Good Faith determines to be fair and reasonable to the PubCo shareholders and to the Members and to preserve the intended economic effect of this Section 4.1, Section 4.6 and the other provisions hereof.

Section 4.2 Voting Rights. Except as expressly provided herein, to the fullest extent permitted by Law, no Member (other than the Managing Member) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 4.3 Capital Contributions; Unit Ownership.

(a)	Capital Contributions. Except as otherwise set forth in Section 4.1(e) with respect to the obligations of PubCo, no Member shall be required to make additional Capital Contributions.

(b)

Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 4.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of

Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall amend Exhibit A to reflect such additional issuances. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.3(b). The Company shall provide prompt notice to PubCo of such issuance. In consideration of the benefits to PubCo of having an equal number of shares of Preferred Stock and Units (held by Members other than PubCo or a PubCo Subsidiary) outstanding, and the indirect benefits obtained by PubCo of the consideration provided to the Company for any additional issuance of Units, upon notice from the Company that it has issued additional Units to a Person other than PubCo or a PubCo Subsidiary in accordance with this Section 4.3(b), PubCo shall issue a number of shares of Preferred Stock to the applicable recipient of such Units equal to the aggregate number of Units issued by the Company to such recipient in such issuance, for no additional consideration. Except as set forth in the immediately preceding sentence, and except for the issuance of shares of Preferred Stock in connection with a subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) in accordance with Section 4.1(g), PubCo shall not at any time after the Subsequent Effective Time issue or dispose from treasury any additional shares of Preferred Stock.

Section 4.4 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of any cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(a)(v)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.5 Other Matters.

(a)

No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)

No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.8 or as otherwise contemplated by this Agreement.

(c)

The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company, or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

(d)

Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

(e)	The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 4.6 Redemption of Units.

(a)

(i)

Upon the terms and subject to the conditions set forth in this Section 4.6, each of the Members (other than PubCo and any PubCo Subsidiary) (the “Redeeming Member”) shall be entitled, from time to time after the date that is 180 days after the Burro Transactions Closing Date, to cause the Company to redeem all or a portion of such Member’s Units (and, in connection with such redemption, pursuant to the Certificate of Designation, an equal number of shares of Preferred Stock registered in the name of such holder shall automatically and without further action on the part of the Company, PubCo or such holder be transferred to PubCo and shall no longer be outstanding, and all rights with respect to such shares shall automatically cease) for an equivalent number of shares of Common Stock (a “Redemption”) or, at the Company’s election made in accordance with Section 4.6(a)(iv), cash equal to the Cash Election Amount calculated with respect to such Redemption.

(ii)	Absent the prior written consent of the Managing Member,

(A)

Except as set forth in Section 4.6(a)(ii)(B), with respect to each Redemption, a Redeeming Member shall be (1) required to redeem at least a number of Units equal to the lesser of 50,000 Units and all of the Units then held by such Redeeming Member and (2) permitted to effect a Redemption of Units no more frequently than once per calendar quarter.

(B)

Notwithstanding the foregoing, and subject to Section 4.6(l), a Redeeming Member, either alone or concurrently with its Affiliates, may exercise its Redemption right no more frequently than once during any 45 day period with respect to at least 300,000 Units at any time, but no more frequently than five times total during any calendar year.

(C)

The Managing Member may, in its discretion, adopt a policy to limit Redemptions pursuant to Section 4.6(a)(ii)(A) to a particular date or period during each quarter by providing notice of such limitation to all Members prior to the beginning of the relevant quarter, provided that such policy incorporates the language in Section 4.6(a)(ii)(B). Upon the Redemption of all of a Member’s Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(iii)

In order to exercise the redemption right under Section 4.6(a)(i), the Redeeming Member shall provide written notice (the “Redemption Notice”) to the Company, with a copy to PubCo (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating:

(A)	the number of Units the Redeeming Member elects to have the Company redeem;

(B)

if the shares of Common Stock to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Common Stock are to be issued;

(C)

whether the exercise of the redemption right is to be contingent (including as to timing) upon the closing of an underwritten offering of the shares of Common Stock for which the Units will be redeemed in accordance with the Registration Rights Agreement or the closing of an announced merger, consolidation or other transaction or event to which PubCo is a party in which the shares of Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; and

(D)

if the Redeeming Member requires the Redemption to take place on a specific date, such date, provided that, any such specified date shall not be earlier than the date that would otherwise apply pursuant to clause (a) of the definition of Redemption Date.

If the Units to be redeemed (or the shares of Preferred Stock to be automatically transferred to PubCo in connection with such Redemption) by the Redeeming Member are represented by a certificate or certificates, prior to the Redemption Date and as a condition to the Redemption, the Redeeming Member shall also present and surrender such certificate or certificates representing such Units (or shares of Preferred Stock) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Common Stock and Preferred Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent. If required by the Managing Member, any certificate for Units surrendered to the Company hereunder and any certificate for shares of Preferred Stock to be automatically transferred to PubCo in connection with such Redemption (in each case, if certificated) shall be accompanied by instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.

(iv)

Upon receipt of a Redemption Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Redemption by delivering to the Redeeming Member, in lieu of the applicable number of shares of Common Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption. In order to make a Cash Election with respect to a Redemption, the Company must provide written notice of such election to the Redeeming Member (with a copy to PubCo) prior to 5:00 p.m., Houston time, on or prior to the second Business Day after the Redemption Notice Date. If the Company fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption and such Units (together with the same number of shares of Preferred Stock) subject to such Redemption shall be settled for an equivalent number of shares of Common Stock.

(v)

Unless otherwise required by applicable Law, for U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company and PubCo, as the case may be, agree to treat each Redemption and, in the event PubCo exercises its Call Right, each transaction between the Redeeming Member and PubCo, as a sale of the

Redeeming Member’s Units to PubCo in exchange for shares of Common Stock or cash, as applicable. PubCo, the Company and their Affiliates shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. The Company shall use commercially reasonable efforts to give written notice to the Redeeming Member prior to any such deduction or withholding and shall reasonably cooperate with such Redeeming Member to reduce or avoid any such withholding.

(b)

(i)

Subject to the satisfaction of any contingency described in Section 4.6(a)(iii)(C) that is specified in the relevant Redemption Notice, including that the Redemption Notice may be conditioned on the closing of an underwritten distribution of shares of Common Stock that may be issued in connection with such proposed Redemption pursuant to the Registration Rights Agreement, the Redemption shall be completed on the Redemption Date; provided, that if a valid Cash Election has not been made and the Redemption Notice was made in connection with a public offering, the Redeeming Member may, at any time prior to the Redemption Date, revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo). The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s rights and obligations arising from the retracted Redemption Notice.

(ii)

Notwithstanding anything to the contrary in this Agreement, in the event the Company does not elect the Cash Election in connection with a Redemption, a Redeeming Member shall be entitled to delay the Redemption Date or revoke its Redemption Notice by giving a written notice (the “Delay or Retraction Notice”) to the Company (with a copy to PubCo) if any of the following conditions exists: (A) any registration statement pursuant to which the resale of the Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale registration statement has yet become effective; (B) the Company shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (C) the Company shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement under the Registration Rights Agreement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Common Stock registered at or immediately following the consummation of the Redemption; (D) the Company shall have disclosed to such Redeeming Member any material non-public information concerning the Company, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Common Stock at or immediately following the Redemption without disclosure of such information (and the Company does not permit disclosure); (E) any stop order relating to the registration statement pursuant to which the Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the Commission; (F) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Common Stock is then traded; or (G) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 4.6(b)(ii), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Company and such Redeeming Member may agree in writing).

(iii)

Unless the Redeeming Member has timely issued a Retraction Notice under Section 4.6(b)(i) or issued a Delay or Retraction Notice under Section 4.6(b)(ii), or, subject to the foregoing and Section 4.6(e), PubCo has validly elected its Call Right pursuant to Section 4.6(f), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Units to be redeemed to the Company (and in connection with such redemption, pursuant to the Certificate of Designation, an equal number of shares of Preferred Stock registered in the name of such holder shall automatically and without further action on the part of the Company, PubCo or such holder be transferred to PubCo and shall no longer be outstanding, and all rights with respect to such shares shall automatically cease), free and clear of all liens and encumbrances, (B) PubCo shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 4.6(a)(i) and, as described in Section 4.1(e), the Company shall issue to PubCo a number of Units as consideration for such contribution, and (C) the Company shall (x) cancel the redeemed Units, (y) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 4.6(a)(i), and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (iii)(A) of this Section 4.6(b) and the number of redeemed Units. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a valid Cash Election, PubCo shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds from the sale by PubCo of a number of shares of Common Stock equal to the number of Units to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash

Election Amount; provided that PubCo’s Capital Account shall be adjusted in accordance with Section 7.8; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount; provided further, for the avoidance of doubt, if the Cash Election Amount to which the Redeeming Member is entitled exceeds the full amount that is contributed to the Company by PubCo, then the Company shall still be required to pay the Redeeming Member the full Cash Election Amount.

(c)

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 4.1(g)), or (ii) PubCo, by dividend or otherwise, distributes to all holders of the shares of Common Stock evidences of its Indebtedness or assets, including securities (including shares of Common Stock and any rights, options or warrants to all holders of the shares of Common Stock to subscribe for or to purchase or to otherwise acquire shares of Common Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Common Stock) but excluding (A) any dividend subject to Section 4.1(h) and (B) (x) any dividend or distribution of cash, or (y) any such dividend or distribution of Indebtedness or assets in either case of clauses (B)(x) or (B)(y) received by PubCo from the Company in respect of the Units or other Equity Securities of the Company, then upon any subsequent Redemption, in addition to the shares of Common Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property, evidences of Indebtedness or assets that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property, evidences of Indebtedness or assets that occurs after the effective time of such reclassification, reorganization, recapitalization, other similar transaction, dividend or distribution. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 4.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Member and his or her or its Permitted Transferees.

(d)

PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock that shall be issuable upon the Redemption of all outstanding Units (other than those Units held by PubCo or any Subsidiary of PubCo); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or shares of Common Stock that are held in the treasury of PubCo. PubCo covenants that all shares of Common Stock that shall be issued upon a Redemption, Change of Control Redemption, Minority Member Redemption, 5-Year Minority Member Redemption, or exercise of a Call Right by PubCo shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Common Stock are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all shares of Common Stock issued upon a Redemption, Change of Control Redemption, Minority Member Redemption, 5-Year Minority Member Redemption, or exercise of a Call Right by PubCo, in each case, to be listed on such National Securities Exchange at the time of such issuance.

(e)

The issuance of shares of Common Stock upon a Redemption, Change of Control Redemption, Minority Member Redemption, 5-Year Minority Member Redemption, or exercise of the Call Right, shall be made without charge to the applicable Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Common Stock are to be issued in a name other than that of the applicable Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the reasonable satisfaction of PubCo that such tax has been paid or is not payable.

(f)

Notwithstanding anything to the contrary in this Section 4.6, but subject to Section 4.6(g) and without limitation to the rights of the Members under this Section 4.6, including the right to revoke a Redemption Notice which shall apply mutatis mutandis to any Call Right elected by PubCo, , PubCo may, in its sole discretion, by means of delivery of a Call Election Notice in accordance with, and subject to the terms of, this Section 4.6(f), elect to purchase directly and acquire such Units (and in connection with such purchase, pursuant to the Certificate of Designation, an equal number of shares of Preferred Stock registered in the name of a Redeeming Member shall automatically and without further action on the part of the Company, PubCo or such holder be transferred to PubCo and shall no longer be outstanding, and all rights with respect to such shares shall automatically cease) on the Redemption Date by paying to the Redeeming Member (or, on the Redeeming Member’s written order, its designee) that number of shares of Common Stock the Redeeming Member (or its designee) would otherwise receive pursuant to Section 4.6(a)(i) or, at PubCo’s election, an amount of cash equal to the Cash Election Amount of such shares of Common Stock (the “Call Right”), whereupon PubCo shall acquire (and any such Redeeming Member shall transfer to PubCo) such Units from such Redeeming Member (together with the automatic transfer to PubCo of the same number of shares of Preferred Stock pursuant to the Certificate of Designation). PubCo shall be treated for all purposes of this Agreement as the owner of such Units. PubCo may, at any time prior to the Redemption Date, in its sole discretion deliver written notice (a “Call Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its Call Right; provided that any such election does not prejudice the ability of the parties to consummate a Redemption or a Call Right on the Redemption Date. A Call Election Notice may be revoked by PubCo at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. The right to consummate a Call Right in all events shall be exercisable for all the Units set forth in the applicable Redemption Notice that would have otherwise been subject to the Redemption. Except as otherwise provided by this Section 4.6(f), an exercise of the Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if PubCo had not delivered a Call Election Notice.

(g)

In connection with a PubCo Change of Control that is approved by the board of directors of PubCo, PubCo shall have the right, in its sole discretion, to require each Member (other than PubCo and any PubCo Subsidiary) to effect a Redemption of some or all of such Member’s Units (together with the automatic transfer of the same number of shares of Preferred Stock pursuant to the Certificate of Designation) (a “Change of Control Redemption”); provided that a Cash Election shall not be permitted pursuant to such a Change of Control Redemption under this Section 4.6(g). Any Change of Control Redemption pursuant to this Section 4.6(g) shall be effective contingent upon and immediately prior to the consummation of the PubCo Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Change of Control is not consummated) (the “Change of Control Redemption Date”). From and after the Change of Control Redemption Date, (i) the Units and shares of Preferred Stock subject to such Change of Control Redemption shall be deemed to be transferred to PubCo on the Change of Control Redemption Date and (ii) such Member shall cease to have any rights with respect to the Units and shares of Preferred Stock subject to such Change of Control Redemption (other than the right to receive shares of Common Stock pursuant to such Change of Control Redemption). PubCo shall provide written notice of an expected PubCo Change of Control to all Members within the earlier of (x) ten (10) Business Days following the execution of the definitive agreement with respect to such PubCo Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated PubCo Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Common Stock in the PubCo Change of Control, any election with respect to types of consideration that a holder of shares of Common Stock, as applicable, shall be entitled to make in connection with such PubCo Change of Control, and the number of Units (and corresponding shares of Preferred Stock) held by such Member that PubCo intends to require to be subject to such Change of Control Redemption. Following delivery of such notice and on or prior to the Change of Control Redemption Date, the Members shall take all actions reasonably requested by PubCo to effect such Change of Control Redemption, including taking any reasonable action and delivering any document reasonably required pursuant to the remainder of this Section 4.6 to effect a Change of Control Redemption.

(h)

In the event that (i) the Members (other than PubCo and its wholly owned Subsidiaries) beneficially own, in the aggregate, less than 1.5% of the then outstanding Units and (ii) the Common Stock is listed or admitted to trading on a National Securities Exchange, PubCo shall have the right, in its sole discretion, to require any Member (other than PubCo and its wholly owned Subsidiaries) that beneficially owns less than 50,000 of the then outstanding Units, to effect a Redemption of some or all of such Member’s Units (together with the automatic transfer to PubCo of the same number of shares of Preferred Stock pursuant to the Certificate of Designation) (a “Minority Member Redemption”). PubCo shall deliver written notice to the Company and any such Member of its intention to exercise its right pursuant to this Section 4.6(h) (a “Minority Member Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such transfer is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Units (and corresponding shares of Preferred Stock) held by such Member that PubCo intends to require to be subject to such transfer. Any transfer pursuant to this Section 4.6(h) shall be effective on the Minority Member Redemption Date. From and after the Minority Member Redemption Date, (i) the Units and shares of Preferred Stock subject to such Minority Member Redemption Notice shall be deemed to be transferred to PubCo on the Minority Member Redemption Date and (ii) such Member shall cease to have any rights with respect to the Units and shares of Preferred Stock subject to such Minority Member Redemption Notice (other than the right to receive shares of Common Stock pursuant to such Minority Member Redemption). Following delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by PubCo to effect such Minority Member Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 4.6 to effect a Redemption.

(i)

On or after the date that is the fifth (5th) anniversary of the Burro Transactions Closing Date, PubCo shall have the right, in its sole discretion, to require any or all of the Members (other than PubCo and any PubCo Subsidiary) to effect a Redemption of some or all of such Member’s Units (together with the automatic transfer of the same number of shares of Preferred Stock) (a “5-Year Minority Member Redemption”). PubCo shall deliver written notice to the Company and any such Member of its intention to exercise its 5-Year Minority Member Redemption right pursuant to this Section 4.6(i) (a “5-Year Minority Member Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such 5-Year Minority Member Redemption is to be effected (such proposed date, the “5-Year Minority Member Redemption Date”), indicating in such notice the number of Units (and corresponding shares of Preferred Stock) held by such Member that PubCo intends to require to be subject to such 5-Year Minority Member Redemption. Any 5-Year Minority Member Redemption pursuant to this Section 4.6(i) shall be effective on the 5-Year Minority Member

Redemption Date. From and after the 5-Year Minority Member Redemption Date, (i) the Units and shares of Preferred Stock subject to such 5-Year Minority Member Redemption shall be deemed to be transferred to PubCo on the 5-Year Minority Member Redemption Date and (ii) such Member shall cease to have any rights with respect to the Units and shares of Preferred Stock subject to such 5-Year Minority Member Redemption (other than the right to receive shares of Common Stock pursuant to such 5-Year Minority Member Redemption). Following delivery of a 5-Year Minority Member Redemption Notice and on or prior to the 5-Year Minority Member Redemption Date, the Members shall take all actions reasonably requested by PubCo to effect such 5-Year Minority Member Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 4.6 to effect a Redemption.

(j)

No Redemption, Change of Control Redemption, Minority Member Redemption, or 5-Year Minority Member Redemption shall impair the right of the applicable Member to receive any distributions payable on the Units redeemed pursuant to such Redemption, Change of Control Redemption, Minority Member Redemption or 5-Year Minority Member Redemption in respect of a record date that occurs prior to the Redemption Date, Change of Control Redemption Date, Minority Member Redemption Date or 5-Year Minority Member Redemption Date for such Redemption, Change of Control Redemption, Minority Member Redemption or 5-Year Minority Member Redemption. For the avoidance of doubt, neither the applicable Member, nor a Person designated by the applicable Member to receive shares of Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Units redeemed by the Company or transferred to PubCo from such applicable Member and on shares of Common Stock received by such Person, in such Redemption, Change of Control Redemption, Minority Member Redemption, or 5-Year Minority Member Redemption.

(k)

Any Units acquired by the Company under this Section 4.6 shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company. Notwithstanding any other provision of this Agreement, PubCo shall be automatically admitted as a Member of the Company with respect to any Units or other Equity Securities in the Company it receives under this Agreement (including under this Section 4.6 in connection with any Redemption, Change of Control Redemption, Minority Member Redemption, or 5-Year Minority Member Redemption).

(l)

The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions; provided, that, such limitations or procedures are applied in a non-discriminatory manner amongst all similarly situated Members), to the extent it determines, in its sole discretion, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code (the “Redemption Limits”). Furthermore, the Managing Member may require any

Member or group of Members to redeem all of their Units to the extent it determines, in its sole discretion, that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Managing Member to such Member or group of Members requiring such Redemption, such Member or group of Members shall exchange, subject to exercise by PubCo of its Call Right pursuant to Section 4.6(f), all of their Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 4.6 and otherwise in accordance with the requirements set forth in such notice.

ARTICLE V.

ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1 Profits and Losses. After giving effect to the allocations under Section 5.2 and subject to Section 5.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Section 5.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member shall be equal on a pro rata basis in accordance with the number of Units held by each Member (prior to taking into account the Members’ share of any Company Minimum Gain and Member Minimum Gain and the amount any Member is treated as obligated to contribute to the Company).

Section 5.2 Special Allocations.

(a)

Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)

Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such

Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)

Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)

Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)

Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)

Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE V have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii) (d) and shall be interpreted consistently therewith.

(g)

If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this ARTICLE V have been made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

(h)

To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)

The allocations set forth in Section 5.2(a) through Section 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this ARTICLE V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 5.3 Allocations for Tax Purposes in General.

(a)

Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 5.1 and Section 5.2.

(b)

In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using (i) in the case of any such difference arising in connection with the Burro Transactions, the “remedial method” under Treasury Regulations Section 1.704-3(d) and (ii) in the case of any other such difference, such method or methods determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

(c)

Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions, and (ii) recapture of credits shall be allocated to the Members in accordance with applicable law.

(d)

Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(e)

If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 5.4 Other Allocation Rules.

(a)

The Members are aware of the income tax consequences of the allocations made by this ARTICLE V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this ARTICLE V in reporting their share of Company income and loss for income tax purposes.

(b)

The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Section 5.1, Section 5.2 and Section 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Section 4.4, Section 5.1, Section 5.2 or Section 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

(c)

All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year or other taxable period during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that year and without regard to whether cash distributions were made to the Transferor or the Transferee during that year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

(d)

The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member.

ARTICLE VI.

DISTRIBUTIONS

Section 6.1 Distributions.

(a)

Distributions. To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(f) or payments made in accordance with Section 7.4 or Section 7.8 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Section 6.2 and Section 11.3(b)(iii); and provided, further, that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)

Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)

Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.

Section 6.2 Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, advance distributions out of legally available funds at such times and in such amounts as the Managing Member reasonably determines is necessary to enable PubCo and any PubCo Subsidiary to timely satisfy all of their U.S. federal, state and local and non-U.S. tax liabilities. If PubCo or any PubCo Subsidiary receives an advance described in this Section 6.2, the Company shall, no later than ninety (90) days after the date of such advance, make corresponding distributions to all other Members on a pro rata basis, in accordance with the number of Units owned by each Member.

Section 6.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

ARTICLE VII.

MANAGEMENT

Section 7.1 The Managing Member; Fiduciary Duties.

(a)

PubCo shall be the sole Managing Member of the Company, which may from time to time delegate authority to Officers or to others to act on behalf of the Company. Without limiting the generality of the foregoing, and except as otherwise required by Law or as set forth in this Agreement (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)

In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 7.2 Officers. Subject to the direction and oversight of the Managing Member, the day-to-day administration of the business of the Company may be carried out by persons who may be designated as officers by the Managing Member, with titles including “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman,” “executive vice president” or “vice president,” and as and to the extent authorized by the Managing Member in its sole discretion. The officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Managing Member and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its sole discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. All officers and other persons providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the Managing Member from time to time, in each case in the sole discretion of the Managing Member. The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No officer of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.

Section 7.3 Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)	one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)	any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 7.4 Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law (including the Act) as it presently exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment) any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a Manager entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, or acting as the Managing Member, Company Representative of the Company or, while a Manager entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, or acting as the, Managing Member, Company Representative of the Company, is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding. The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 7.4 or otherwise. The rights to indemnification and advancement of expenses under this Section 7.4 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.4, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member.

Section 7.5 Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 7.6 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 7.7 Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the redemption rights of holders of Units set forth in Section 4.6 provide that each Unit (together with the automatic transfer to PubCo of one share of Preferred Stock) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 7.8 Certain Costs and Expenses. The Managing Member shall not be compensated for its services as the Managing Member of the Company except as expressly provided in this Agreement. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (ii) in the sole discretion of the Managing Member, reimburse the Managing Member for any reasonable out-of-pocket costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs; provided that the Company shall not pay or bear any income tax obligations of the Managing Member. In the event that (i) shares of Common Stock or other Equity Securities of PubCo were sold to underwriters in any public offering after the Subsequent Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Common Stock or other Equity Securities of PubCo are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such public offering) (such difference, the “Discount”) and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Units or otherwise contributed to the Company, the Company shall reimburse the Managing Member for such Discount by treating such Discount as an additional Capital Contribution made by the Managing Member to the Company, issuing Units in respect of such deemed Capital Contribution in accordance with Section 4.6(b)(ii), and increasing the Managing Member’s Capital Account by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of the Managing Member pursuant to this Section 7.8 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as an expense of the Company.

ARTICLE VIII.

ROLE OF MEMBERS

Section 8.1 Rights or Powers.

(a)

Other than the Managing Member, to the fullest extent permitted by Law, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(b)

The Company shall promptly (but in any event within three business days) notify the Members in writing if, to the Company’s knowledge, for any reason, it would be an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), as amended. The Managing Member shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 8.2 Action by Written Consent or Ratification. Any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if Members holding a majority of the Units whose consent or ratification is required consent thereto or provide a consent or ratification in writing. Any action required, required to be approved or permitted to be taken by the Managing Member pursuant to this Agreement may be taken or approved, as applicable, by the Managing Member acting pursuant to a writing which evidences its approval of or consent to such action.

Section 8.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.

Section 8.4 Investment Opportunities. To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member (other than Members who are officers or employees of the Company, PubCo or any of their respective subsidiaries), any of their respective affiliates (other than the Company, the Managing Member or any of their respective subsidiaries), or any of their respective officers, directors, agents, shareholders, members, and partners (each, a “Business Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No amendment or repeal of this Section 8.4 shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 8.4. Neither the alteration, amendment or repeal of this Section 8.4, nor the adoption of any provision of this Agreement inconsistent with this Section 8.4, shall eliminate or reduce the effect of this Section 8.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 8.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE IX.

TRANSFERS OF INTERESTS

Section 9.1 Restrictions on Transfer.

(a)

Except as provided in Section 4.6 or any Transfer by a Member to a Permitted Transferee, no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any such determination in the Managing Member’s sole discretion shall be final and binding. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void ab initio and of no force or effect whatsoever. The restrictions on Transfer contained in this ARTICLE IX shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Preferred Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

(b)

In addition to any other restrictions on Transfer herein contained, including the provisions of this ARTICLE IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or to be taxed as a corporation pursuant to the Code or successor of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(b) shall be null and void ab initio and of no force or effect whatsoever.

Section 9.2 Notice of Transfer. Other than in connection with Transfers made pursuant to Section 4.6, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 9.3 Transferee Members. A Transferee of Interests pursuant to this ARTICLE IX shall have the right to become a Member only if (i) the requirements of this ARTICLE IX are met, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member. Notwithstanding anything to the contrary in this Section 9.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to a Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement; provided, that the restrictions contained in this Agreement will continue to apply to the Interests after any Permitted Transfer. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Permitted Transfers to one or more Transferees and then disposing of all or any portion of any such party’s interest in such Transferee if such disposition would result in such Transferee ceasing to be a Permitted Transferee.

Section 9.4 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF KODIAK GAS SERVICES, LLC DATED AS OF APRIL 1, 2024 AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE X.

ACCOUNTING; CERTAIN TAX MATTERS

Section 10.1 Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2 Tax Elections.

(a)

The Company and any eligible Subsidiary shall make an election (or continue a previously made election) pursuant to Section 754 of the Code for the taxable year of the Company that includes the date hereof, shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns:

(i)	to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(ii)	to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii)	to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and

(iv)	any other election the Managing Member may deem appropriate and in the best interests of the Company.

(b)

The Company shall not make any election to be an association taxable as a corporation for U.S. federal income tax purposes (including by filing any U.S. Internal Revenue Service Form 8832 that would cause the Company to be taxed as a corporation for U.S. federal income tax purposes).

Section 10.3 Tax Returns; Information. The Managing Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Managing Member shall furnish to each Member a copy of each approved return and statement, together with any schedules or other information which each Member may require in connection with such Member’s own tax affairs as soon as practicable (but in no event more than 75 days after the end of each Fiscal Year). The Members agree (a) to take all actions reasonably requested by the Company or the Company Representative to comply with Sections 6225 or 6226 of the Code and the obligations of the Company Representative and providing confirmation thereof to the Company Representative and (b) furnish to the Company any reasonably requested certificates or statements required in connection with the tax matters of the Company.

Section 10.4 Company Representative. The Managing Member is specially authorized and appointed to act as the Company Representative, and in any similar capacity under state or local Law, and to designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3). The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative. Each Member agrees to cooperate with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative with respect to the conduct of such proceedings. The Members shall cooperate in Good Faith in order to minimize the financial burden on the Company of any imputed underpayment under Section 6225 of the Code (or any successor provision), including an election and the furnishing of statements pursuant to Section 6226 of the Code or through the adoption of the procedure established by Section 6225(c) of the Code (or any successor provision). In acting as Company Representative, the Managing Member shall act, to the maximum extent possible, to cause income, gain, loss, deduction and credit of the Company, and adjustments thereto, to be allocated or borne by the Members in the same manner as such items or adjustments would have been borne if the Company could have effectively made an election under Section 6221(b) of the Code or similar state or local provision with respect to the taxable period at issue. The Company Representative shall keep the Electing Unitholders’ Representative reasonably informed of any material audit or administrative or judicial proceedings with respect to the tax matters of the Company and its Subsidiaries and shall not settle or compromise any tax proceeding with respect to the Company or any of its Subsidiaries that would reasonably be expected to have a materially and disproportionately adverse impact on any Electing Unitholder without the prior written consent of the Electing Unitholders’ Representative (not to be unreasonably withheld, conditioned, or delayed).

Section 10.5 Withholding Tax Payments and Obligations.

(a)

The Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

(b)

To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax relates to one or more specific Members (including any tax payable by the Company or any of its Subsidiaries pursuant to Section 6225 of the Code with respect to items of income, gain, loss deduction or credit allocable or attributable to such Member), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 10.5.

(c)

For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 10.5 shall be treated as if distributed to such Member at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the Prime Rate in effect from time to time, compounded annually. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time (which payment shall not be deemed a Capital Contribution for purposes of this Agreement), and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(d)

Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any liability for taxes with respect to income attributable to or distributions or other payments to such Member.

(e)

Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 10.5 and (ii) the obligations of a Member pursuant to this Section 10.5 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

Section 10.6 Tax Protections and Limitations. Until the earlier of (x) the fifth (5th) anniversary of the Burro Transactions Closing Date, (y) such time that neither the Electing Unitholders’ Representative nor any of its Permitted Transferees holds an Interest in the Company or (z) a PubCo Change of Control, neither PubCo nor the Company shall (nor shall they cause or permit any of their respective Subsidiaries to), without the prior written consent of the Electing Unitholders’ Representative (in its sole discretion): (a) (i) liquidate Burro Blocker or otherwise terminate the corporate existence of Burro Blocker for U.S. federal income tax purposes, (ii) distribute the equity interest of Burro Blocker, (iii) merge Burro Blocker with or into another corporation or entity or sell, transfer, or otherwise dispose of the equity interests of Burro Blocker, except to the extent such action would not result in the recognition of gain for U.S. federal income tax purposes, and, following such transaction, this Section 10.6 applies to the Section 704(c) property received as a result of taking such action, or (iv) take any other action that would cause the Electing Unitholders’ Representative to recognize gain pursuant to Section 704(c) of the Code with respect to the equity of Burro Blocker or any Section 704(c) property received with respect to such equity in Burro Blocker; or (b) (i) undertake any form of direct or indirect incorporation for U.S. federal income tax purposes involving all or any portion of any assets or liabilities of the Company and its Subsidiaries that are not already held in corporate form for U.S. federal income tax purposes, other than by operation of a change in law, or (ii) engage in any transaction or series of transactions that has the effect of reducing the liabilities of the Company allocable to the Electing Unitholders pursuant to Section 752 of the Code that would cause any Electing Unitholder to recognize more than 25%, in any single calendar year, of the gain under Section 731 of the Code related to such Electing Unitholder’s negative tax basis capital account with respect to such Electing Unitholder’s interest in Company as of the Burro Transactions Closing Date.

ARTICLE XI.

DISSOLUTION AND TERMINATION

Section 11.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a)	The sale of all or substantially all of the assets of the Company; and

(b)	The determination of the Managing Member to dissolve, wind up, and liquidate the Company.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 11.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 11.2 Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 11.3 Procedure.

(a)

In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if a Member is in bankruptcy or dissolved, another Member, who shall be the Managing Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b)

Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in ARTICLE V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)

First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)

Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 11.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii)	Third, the balance to the Members, pro rata in accordance with the number of Units owned by each Member.

(c)	Except as provided in Section 11.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d)

Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 11.4 Rights of Members.

(a)	Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)

Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 11.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII.

GENERAL

Section 12.1 Amendments; Waivers.

(a)

The terms and provisions of this Agreement may be modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of the Managing Member; provided, however, that no such amendment or modification to this Agreement may:

(i)	be made to this Section 12.1 without the prior written consent of the Managing Member and the holders of a majority of the outstanding Units (excluding Units held by PubCo and any PubCo Subsidiary);

(ii)	modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; or

(i)

materially alter or change any rights, preferences or privileges of any Interests in a manner that is different, adverse or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different, adverse or prejudicial manner (excluding Interests held by PubCo and any PubCo Subsidiary).

(b)

Notwithstanding anything to the contrary herein, the Managing Member may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement, including Exhibit A, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) the admission, substitution, or withdrawal of Members in accordance with this Agreement; (2) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (3) any amendment, supplement, waiver or modification that the Managing Member determines in its reasonable discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (4) a change in the Fiscal Year or taxable year of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company including a change in the dates on which distributions are to be made by the Company. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the Members shall be deemed a party to and bound by such amendment.

(c)

No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 12.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective executors, administrators, successors and permitted assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 12.4 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 12.5 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.6 Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

Section 12.7 Jurisdiction and Venue.

(a)

Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 12.10. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 12.7; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b)

EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

Section 12.8 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 12.9 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed and delivered (including by electronic means) in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 12.10 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

Kodiak Gas Services, LLC

9950 Woodloch Forest Dr., 19th Floor

The Woodlands, Texas 77380

Email: kelly.battle@kodiakgas.com

Attention: Kelly M. Battle

With copies (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE, Suite 1600

Atlanta, Georgia 30309

Email: ktownsend@kslaw.com; rleclerc@kslaw.com

Attention: Keith M. Townsend; Robert J. Leclerc

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or electronic mail address so specified in (or pursuant to) this Section 12.10 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 12.11 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 12.12 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 12.13 Power of Attorney. Each Member, by its execution hereof, hereby makes, constitutes and appoints the Managing Member as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been consented to and adopted as herein provided; (b) all amendments to the Company’s Certificate of Formation required or permitted by Law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the Managing Member to carry out the provisions of this Agreement and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Managing Member deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Managing Member to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.

Section 12.14 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 12.15 Confidentiality.

(a)

The Managing Member and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Managing Member. With respect to the Managing Member and each Member, Confidential Information does not include information or material that: (i) is rightfully in the possession of the Managing Member or each Member at the time of disclosure by the Company; (ii) before or after it has been disclosed to the Managing Member or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Managing Member or such Member, respectively, in violation of this Agreement; (iii) is approved for release by written authorization of an Officer of the Company or PubCo; (iv) is disclosed to the Managing Member or such Member or their representatives by a third party not, to the knowledge of the Managing Member or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (v) is or becomes independently developed by the Managing Member or such Member or their respective representatives without use or reference to the Confidential Information.

(b)

Each of the Members may disclose Confidential Information to its Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents solely to the extent such disclosure is reasonably necessary or appropriate to fulfill such Member’s obligations or to exercise such Member’s rights under this Agreement on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing Member is required to keep the Confidential Information confidential; provided that the disclosing Member shall remain liable with respect to any breach of this Section 12.15 by any such, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents.

(c)

Notwithstanding Section 12.15(a) or Section 12.15(b), each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member, or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in a writing to keep such information confidential in accordance with the contents of this Agreement and (y) such Member will be liable for any breaches of this Section 12.15 by any such Persons), (iii) to the extent that, based on the advice of counsel, disclosure is required by applicable Law or (iv) to the extent necessary to provide required tax statements and related information to its stockholders and other direct and indirect equity holders (provided that such Member shall inform the Company of any Confidential Information to be so disclosed at least three business days prior to disclosure).

Section 12.16 Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 12.17 No Third Party Beneficiaries. Except as expressly provided in Section 7.4, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto; provided, however, that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of Section 12.7 and shall be entitled to enforce its rights thereunder.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

COMPANY:

KODIAK GAS SERVICES, LLC

By:	/s/ Robert M. McKee
Name:	Robert M. McKee
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

KODIAK GAS SERVICES, LLC

MEMBERS:

CSI COMPRESSCO GP LLC

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

CSI COMPRESSCO INVESTMENT LLC

By: SPARTAN ENERGY HOLDCO LLC, its Sole Member

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

SPARTAN ENERGY PARTNERS, L.P.

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

By:	/s/ Steven C. Wight
Name:	Steven C. Wight
Title:	Trustee

By:	/s/ Steven C. Wight
Name:	Steven C. Wight

By:	/s/ John C. Maggart (POA)
Name:	Sue A. Stephens

SIGNATURE PAGE TO

SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

KODIAK GAS SERVICES, LLC

MANAGING MEMBER:

KODIAK GAS SERVICES, INC.

By:	/s/ Robert M. McKee
Name:	Robert M. McKee
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

KODIAK GAS SERVICES, LLC